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                                                                      EXHIBIT 11



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Post-Effective Amendment No. 17 to the Registration Statement (Form N-1A No. 2-80741) and related Statement of Additional Information of Lincoln National Growth and Income Fund, Inc. dated May 1, 1997 and to the incorporation by reference therein of our report dated January 27, 1997, with respect to the financial statements of Lincoln National Growth and Income Fund, Inc. included in its Annual Report for the year ended December 31, 1996, included as Item 24(a) to this Registration Statement.


                                                /s/ Ernst & Young LLP

Fort Wayne, Indiana

April 16, 1997